EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Equity Trust
File Number: 811-7455
Registrant CIK Number: 0001005020

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series   2 - Class A  $760, Class C $0, Class I $0
Series   5 - Class A, Class B, Class C and Class I is zero
Series   6 - Class A  $457, Class B $29, Class C $65
Series   8 - Class A  $6,741, Class B $97, Class C $27
Series   9 - Class A, Class B, Class C and Class I is zero.
Series 10 - Class A  $77, Class C $0, Class I $236
Series 11 - Class A, Class B, Class C is zero
Series 12 - Class A, Class C and Class I is zero
Series 13 - Class A, Class B, Class C is zero
Series 14 - Class A, Class B, Class C and Class I is zero
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $11,439, Class B $129, Class C $634
Series 17 - Class A, Class B, Class C is zero

73A1/73A2-
Series   2 - Class A  $0.03, Class C $0.00, Class I $0.00
Series   3 - Class A  $0.4500, Class B $0.3720, Class C $0.3720,
  Class I $0.4770
Series   5 - Class A, Class B, Class C and Class I is zero
Series   6 - Class A  $0.0440, Class B $0.0210, Class C $0.0210
Series   8 - Class A  $0.2320, Class B $0.1610, Class C $0.1610
Series   9 - Class A, Class B, Class C and Class I is zero
Series 10 - Class A  $0.0792, Class C $0, Class I $0.1100
Series 11 - Class A, Class B, Class C is zero
Series 12 - Class A, Class C, Class I is zero
Series 13 - Class A, Class B, Class C is zero
Series 14 - Class A, Class B, Class C and Class I is zero
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $0.1934, Class B $0.1400, Class C $0.1400
Series 17 - Class A, Class B, Class C is zero



74U1/74U2-
Series   2 - Class A 23,421, Class C 6,775, Class I 5
Series   3 - Class A 2,847, Class B 429, Class C 153,
  Class I 5,045
Series   5 - Class A 5,897, Class B 375, Class C 564, Class I 0
Series   6 - Class A 10,113, Class B 1,060, Class C 2,945,
  Class I 1,376
Series   8 - Class A 29,163, Class B 557, Class C 211
Series   9 - Class A 6,795, Class B 810, Class C 431, Class I 99
Series 10 - Class A 1,286, Class C 219, Class I 4,831
Series 11 - Class A 2,695, Class B 493, Class C 414
Series 12 - Class A 927, Class C 20, Class I 650
Series 13 - Class A 6,525, Class B 1,187, Class C 3,154
Series 14 - Class A 1,368, Class B 116, Class C 468 Class I 2,174 Series 15 - Class A 14,011, Class B 736, Class C 427, Class I 596 Series 16 - Class A 60,802, Class B 913, Class C 4,607
Series 17 - Class A 25,461, Class B 578, Class C 218

74V1/74V2-
Series   2 - Class A $22.27, Class C $21.87, Class I $22.27.
Series   3 - Class A $10.21, Class B $10.01, Class C $10.04,
  Class I $10.32
Series   5 - Class A $12.76, Class B $10.35, Class C $10.35,
  Class I $0
Series   6 - Class A $16.47, Class B $15.71, Class C $15.72,
  Class I $16.49
Series   8 - Class A $8.59, Class B $8.65, Class C $8.73
Series   9 - Class A $14.78, Class B $13.09, Class C $13.07,
  Class I $14.80
Series 10 - Class A $10.25, Class C $9.65, Class I $9.67 Series 11 - Class A $30.28, Class B $27.73, Class C $27.72 Series 12 - Class A $9.15, Class C $9.03, Class I $9.19 Series 13 - Class A $11.46, Class B $10.11, Class C $10.11 Series 14 - Class A $14.76, Class B $14.03, Class C $14.05,
  Class I 15.02
Series 15 - Class A $9.50, Class B $8.48, Class C $8.49,
  Class I 9.54
Series 16 - Class A $13.19, Class B $13.13, Class C $13.12 Series 17 - Class A $15.00, Class B $13.61, Class C $14.85